Exhibit 5.1

HUNTON ANDREWS KURTH LLP 200 PARK AVENUE NEW YORK, NY 10166-0005 TEL 212 • 309 • 1000 FAX 212 • 309 • 1100

June 19, 2020

Pacific Gas and Electric Company

77 Beale Street

San Francisco, California 94105

Re:	Pacific Gas and Electric Company

Registration Statement on Form S-3, as amended

Ladies and Gentlemen:

We have served as special counsel to Pacific Gas and Electric Company, a California corporation (the “Company”), in connection with the issuance and sale by the Company of (i) $500,000,000 aggregate principal amount of Floating Rate First Mortgage Bonds due June 16, 2022, (ii) $2,500,000,000 aggregate principal amount of 1.75% First Mortgage Bonds due June 16, 2022, (iii) $1,000,000,000 aggregate principal amount of 2.10% First Mortgage Bonds due August 1, 2027, (iv) $2,000,000,000 aggregate principal amount of 2.50% First Mortgage Bonds due February 1, 2031, (v) $1,000,000,000 aggregate principal amount of 3.30% First Mortgage Bonds due August 1, 2040, and (vi) $1,925,000,000 aggregate principal amount of 3.50% First Mortgage Bonds due August 1, 2050, (collectively, the “Mortgage Bonds”), covered by the Company’s Registration Statement (the “Registration Statement”) on Form S-3, as amended (File No. 333-236629), including the prospectus constituting a part thereof, dated June 9, 2020, and the final prospectus supplement, dated June 16, 2020 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Mortgage Bonds were issued under the Company’s Indenture of Mortgage, dated as of June 19, 2020 (the “Original Mortgage”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 19, 2020, establishing the forms, terms and other provisions of the Mortgage Bonds (the “Supplemental Indenture,” and together with the Original Mortgage, the “Mortgage”). The Mortgage Bonds were sold by the Company pursuant to the Underwriting Agreement, dated June 16, 2020 (the “Underwriting Agreement”), among the Company, J.P. Morgan Securities LLC, Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein.

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON    LOS ANGELES

MIAMI    NEW YORK    NORFOLK    RALEIGH/DURHAM    RICHMOND    SAN FRANCISCO    THE WOODLANDS    TYSONS    WASHINGTON, DC

www.HuntonAK.com

Pacific Gas and Electric Company

June 19, 2020

In rendering the opinion expressed below, we have examined and relied upon copies of the Registration Statement and the exhibits filed therewith, and the Mortgage. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed: (i) the genuineness of all signatures; (ii) the legal capacity of natural persons; (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Mortgage will be the valid and legally binding obligation of the Trustee.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that the Mortgage Bonds, when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Mortgage, will constitute the valid and binding obligations of the Company (subject to bankruptcy, insolvency, liquidation, receivership, reorganization, moratorium, fraudulent conveyance, transfer or other laws of general applicability relating to or affecting the enforcement of mortgagees’ and other creditors’ rights and by the effect of general principles of equity, regardless of whether considered in a proceeding at law or in equity).

We do not express any opinion herein concerning any law other than the law of the State of New York, the General Corporation Law of the State of California and the federal law of the United States.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us included in or made a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion letter is limited to the matters stated in this opinion letter, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter. This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP

13936/13935/14929/09310